Exhibit 77Q1(e)


SUB-INVESTMENT ADVISORY AGREEMENT
      AGREEMENT dated [_________], 2012, between BlackRock Advisors, LLC, a Delaware limited liability company (the "Adviser"), and BlackRock (Singapore) Limited, a corporation organized under the laws of Singapore (the "Sub-Adviser").
      WHEREAS, the Adviser has agreed to furnish investment advisory services to the Funds listed on Appendix A (each, a "Fund"), each a series of BlackRock Variable Series Funds, Inc., a Maryland corporation (the "Corporation"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and
      WHEREAS, the Adviser wishes to retain the Sub-Adviser to provide it with certain sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Funds; and
      WHEREAS, the advisory agreement between the Adviser and the Corporation, dated September 29, 2006 and Amendment No. 1 thereto, dated June 1, 2011 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Corporation is referred to herein as the "Advisory Agreement") contemplates that the Adviser may sub-contract investment advisory services with respect to the Funds to a sub-adviser pursuant to a sub-advisory agreement agreeable to the Corporation and approved in accordance with the provisions of the 1940 Act; and
      WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth.
      NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:
1/ Appointment.  The Adviser hereby appoints the Sub-
Adviser to act as sub-adviser with respect to the Funds
and the Sub-Adviser accepts such appointment and agrees
to render the services herein set forth for the
compensation herein provided.
2/ Services of the Sub-Adviser.  Subject to the
succeeding provisions of this section, the oversight and supervision of the Adviser and the direction and control of the Corporation's Board of Directors, the Sub-Adviser
will perform certain of the day-to-day operations of the Funds, which may include one or more of the following services, at the request of the Adviser : (a) acting as investment adviser for and managing the investment and reinvestment of those assets of the Funds as the Adviser may from time to time request and in connection therewith
have complete discretion in purchasing and selling such securities and other assets for the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Funds; (b) arranging, subject to the
provisions of paragraph 3 hereof, for the purchase and
sale of securities and other assets of the Funds; (c) providing investment research and credit analysis concerning the Funds' investments, (d) assisting the
Adviser in determining what portion of the Funds' assets
will be invested in cash, cash equivalents and money
market instruments, (e) placing orders for all purchases
and sales of such investments made for the Funds, and (f) maintaining the books and records as are required to support Fund investment operations.  At the request of
the Adviser , the Sub-Adviser will also, subject to the oversight and supervision of the Adviser and the direction and control of the Corporation's Board of
Directors, provide to the Adviser or the Funds any of the facilities and equipment and perform any of the services described in Section 3 of the Advisory Agreement. In addition, the Sub-Adviser will keep the Funds and the
Adviser informed of developments materially affecting the Funds and shall, on its own initiative, furnish to the
Funds from time to time whatever information the Sub-
Adviser believes appropriate for this purpose. The Sub-Adviser will periodically communicate to the Adviser , at such times as the Adviser may direct, information
concerning the purchase and sale of securities for the
Funds, including:  (a) the name of the issuer, (b) the
amount of the purchase or sale, (c) the name of the
broker or dealer, if any, through which the purchase or
sale is effected, (d) the CUSIP number of the instrument,
if any, and (e) such other information as the Adviser may reasonably require for purposes of fulfilling its obligations to the Funds under the Advisory Agreement.
The Sub-Adviser will provide the services rendered by it
under this Agreement in accordance with each Fund's
investment objectives, policies and restrictions (as
currently in effect and as they may be amended or
supplemented from time to time) as stated in the Funds' Prospectus and Statement of Additional Information and
the resolutions of the Corporation's Board of Directors.
3/ Covenants.
a/ In the performance of its duties under this
Agreement, the Sub-Adviser shall at all times
conform to, and act in accordance with, any
requirements imposed by: (i) the provisions of the
1940 Act and the Investment Advisers Act of 1940, as
amended (the "Advisers Act") and all applicable
Rules and Regulations of the Securities and Exchange Commission (the "SEC"); (ii) any other applicable provision of law; (iii) the provisions of the
Agreement and Charter and By-Laws of the
Corporation, as such documents are amended from time
to time; (iv) the investment objectives and policies
of the Funds as set forth in its Registration
Statement on Form N-1A and/or the resolutions of the
Board of Directors; and (v) any policies and
determinations of the Board of Directors of the
Corporation and
b/ In addition, the Sub-Adviser will:
i/ place orders either directly with the issuer
or with any broker or dealer.  Subject to the
other provisions of this paragraph, in placing
orders with brokers and dealers, the Sub-Adviser
will attempt to obtain the best price and the
most favorable execution of its orders.  In
placing orders, the Sub-Adviser will consider
the experience and skill of the firm's
securities traders as well as the firm's
financial responsibility and administrative
efficiency.  Consistent with this obligation,
the Sub-Adviser may select brokers on the basis
of the research, statistical and pricing
services they provide to the Funds and other
clients of the Adviser or the Sub-Adviser.
Information and research received from such
brokers will be in addition to, and not in lieu
of, the services required to be performed by the
Sub-Adviser hereunder.  A commission paid to
such brokers may be higher than that which
another qualified broker would have charged for
effecting the same transaction, provided that
the Sub-Adviser determines in good faith that
such commission is reasonable in terms either of
the transaction or the overall responsibility of
the Adviser and the Sub-Adviser to the Funds and
their other clients and that the total
commissions paid by each Fund will be reasonable
in relation to the benefits to the Fund over the
long-term.  Subject to the foregoing and the
provisions of the 1940 Act, the Securities
Exchange Act of 1934, as amended, and other
applicable provisions of law, the Sub-Adviser
may select brokers and dealers with which it or
the Corporation is affiliated;
ii/ maintain books and records with respect to
the Funds' securities transactions and will
render to the Adviser and the Corporation's
Board of Directors such periodic and special
reports as they may request;
iii/ maintain a policy and practice of
conducting its investment advisory services
hereunder independently of the commercial
banking operations of its affiliates.  When the
Sub-Adviser makes investment recommendations for
the Funds, its investment advisory personnel
will not inquire or take into consideration
whether the issuer of securities proposed for
purchase or sale for each Fund's account are
customers of the commercial department of its
affiliates; and
iv/ treat confidentially and as proprietary
information of the Funds all records and other
information relative to the Funds, and the
Funds' prior, current or potential shareholders,
and will not use such records and information
for any purpose other than performance of its
responsibilities and duties hereunder, except
after prior notification to and approval in
writing by each Fund, which approval shall not
be unreasonably withheld and may not be withheld
where the Sub-Adviser may be exposed to civil or
criminal contempt proceedings for failure to
comply, when requested to divulge such
information by duly constituted authorities, or
when so requested by the Funds.
4/ Services Not Exclusive.  Nothing in this Agreement
shall prevent the Sub-Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from
engaging in any other lawful activity, and shall not in
any way limit or restrict the Sub-Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or
for the accounts of others for whom it or they may be
acting; provided, however, that the Sub-Adviser will
undertake no activities which, in its judgment, will
adversely affect the performance of its obligations under
this Agreement.
5/ Books and Records.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Corporation are the property of the Corporation
and further agrees to surrender promptly to the
Corporation any such records upon the Corporation's
request.  The Sub-Adviser further agrees to preserve for
the periods prescribed by Rule 31a-2 under the 1940 Act
the records required to be maintained by Rule 31a-1 under
the 1940 Act (to the extent such books and records are
not maintained by the Adviser).
6/ Expenses. During the term of this Agreement, the Sub-Adviser will bear all costs and expenses of its employees and any overhead incurred by the Sub-Adviser in
connection with its duties hereunder; provided that the
Board of Directors of the Corporation may approve reimbursement to the Sub-Adviser of the pro-rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to
be provided hereunder) of all personnel employed by the Sub-Adviser who devote substantial time to Fund operations or the operations of other investment
companies advised or sub-advised by the Sub-Adviser.
7/ Compensation.
a/ The Adviser agrees to pay to the Sub-Adviser and
the Sub-Adviser agrees to accept as full
compensation for all services rendered by the Sub-
Adviser as such, a monthly fee in arrears at an
annual rate equal to the amount set forth in
Schedule A hereto.  For any period less than a month
during which this Agreement is in effect, the fee
shall be prorated according to the proportion which
such period bears to a full month of 28, 29, 30 or
31 days, as the case may be.
b/ For purposes of this Agreement, the net assets of
the Funds shall be calculated pursuant to the
procedures adopted by resolutions of the Directors
of the Corporation for calculating the value of each
Fund's assets or delegating such calculations to
third parties.
8/ Indemnity.
a/ The Funds hereby agree to indemnify the Sub-
Adviser, and each of the Sub-Adviser's directors,
officers, employees, agents, associates and
controlling persons and the directors, partners,
members, officers, employees and agents thereof
(including any individual who serves at the Sub-
Adviser's request as director, officer, partner,
member, trustee or the like of another entity) (each
such person being an "Indemnitee") against any
liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in
accordance with applicable state law) reasonably
incurred by such Indemnitee in connection with the
defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in
which such Indemnitee may be or may have been
involved as a party or otherwise or with which such
Indemnitee may be or may have been threatened, while
acting in any capacity set forth herein or
thereafter by reason of such Indemnitee having acted
in any such capacity, except with respect to any
matter as to which such Indemnitee shall have been
adjudicated not to have acted in good faith in the
reasonable belief that such Indemnitee's action was
in the best interest of the Corporation and
furthermore, in the case of any criminal proceeding,
so long as such Indemnitee had no reasonable cause
to believe that the conduct was unlawful; provided,
however, that (1) no Indemnitee shall be indemnified
hereunder against any liability to the Corporation
or a Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence
or (iv) reckless disregard of the duties involved in
the conduct of such Indemnitee's position (the
conduct referred to in such clauses (i) through (iv)
being sometimes referred to herein as "disabling
conduct"), (2) as to any matter disposed of by
settlement or a compromise payment by such
Indemnitee, pursuant to a consent decree or
otherwise, no indemnification either for said
payment or for any other expenses shall be provided
unless there has been a determination that such
settlement or compromise is in the best interests of
a Fund and that such Indemnitee appears to have
acted in good faith in the reasonable belief that
such Indemnitee's action was in the best interest of
a Fund and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any
Indemnitee as plaintiff, indemnification shall be
mandatory only if the prosecution of such action,
suit or other proceeding by such Indemnitee was
authorized by a majority of the full Board of
Directors of the Corporation.
b/ The Funds shall make advance payments in
connection with the expenses of defending any action
with respect to which indemnification might be
sought hereunder if the Corporation receives a
written affirmation of the Indemnitee's good faith
belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse a Fund unless it is
subsequently determined that such Indemnitee is
entitled to such indemnification and if the
Directors of the Corporation determine that the
facts then known to them would not preclude
indemnification.  In addition, at least one of the
following conditions must be met:  (A) the
Indemnitee shall provide a security for such
Indemnitee's undertaking, (B) the Corporation shall
be insured against losses arising by reason of any
unlawful advance, or (C) a majority of a quorum
consisting of Directors of the Corporation who are
neither "interested persons" of the Corporation (as
defined in Section 2(a)(19) of the 1940 Act) nor
parties to the proceeding ("Disinterested Non-Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review
of readily available facts (as opposed to a full
trial-type inquiry), that there is reason to believe
that the Indemnitee ultimately will be found
entitled to indemnification.
c/ All determinations with respect to the standards
for indemnification hereunder shall be made (1) by a
final decision on the merits by a court or other
body before whom the proceeding was brought that
such Indemnitee is not liable by reason of disabling
conduct, or (2) in the absence of such a decision,
by (i) a majority vote of a quorum of the
Disinterested Non-Party Directors of the
Corporation, or (ii) if such a quorum is not
obtainable or even, if obtainable, if a majority
vote of such quorum so directs, independent legal
counsel in a written opinion.  All determinations
that advance payments in connection with the expense
of defending any proceeding shall be authorized
shall be made in accordance with the immediately
preceding clause (2) above.
      The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.
9/ Limitation on Liability. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or by the Fund in
connection with the performance of this Agreement, except
a loss resulting from a breach of fiduciary duty with
respect to the receipt of compensation for services or a
loss resulting from willful misfeasance, bad faith or
gross negligence on its part in the performance of its
duties or from reckless disregard by it of its duties
under this Agreement.
10/ Duration and Termination.  This Agreement shall
become effective as of the date hereof and, unless sooner terminated with respect to the Funds as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Funds for
successive periods of 12 months, provided such
continuance is specifically approved at least annually by
both (a) the vote of a majority of the Corporation's
Board of Directors or a vote of a majority of the
outstanding voting securities of each Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Directors, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement
may be terminated by the Corporation or the Adviser at
any time, without the payment of any penalty, upon giving
the Sub-Adviser 60 days' notice (which notice may be
waived by the Sub-Adviser), provided that such
termination by the Corporation, on behalf of a Fund, or
the Adviser shall be directed or approved by the vote of
a majority of the Directors of the Corporation in office
at the time or by the vote of the holders of a majority
of the outstanding voting securities of each Fund
entitled to vote, or by the Sub-Adviser on 60 days'
written notice (which notice may be waived by the
Corporation, on behalf of a Fund, and the Adviser), and
will terminate automatically upon any termination of the Advisory Agreement between the Corporation and the
Adviser.  This Agreement will also immediately terminate
in the event of its assignment.  (As used in this
Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)
11/ Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of
such notice and shall be deemed to be received on the
earlier of the date actually received or on the fourth
day after the postmark if such notice is mailed first
class postage prepaid.
12/ Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of
Directors of the Corporation, including a majority of
those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a
majority of the outstanding voting securities of each
Fund.
13/ Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on, and shall
inure to the benefit of the parties hereto and their
respective successors.
14/ Governing Law.  This Agreement shall be governed by
and construed in accordance with the laws of the State of
New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940
Act.  To the extent that the applicable laws of the State
of New York, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.
15/ Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

BLACKROCK ADVISORS, LLC


By:
Name:
Title:


BLACKROCK (HONG KONG) LIMITED


By:
Name:
Title:


AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK VARIABLE SERIES FUNDS, INC.
By:
Name:
Title:
Appendix A

Name of Series

  Effective Date

BlackRock Managed Volatility V.I. Fund
[____ __], 2012


Schedule A
Sub-Investment Advisory Fee
BlackRock Managed Volatility V.I. Fund
Pursuant to Section 7, for that portion of BlackRock Managed Volatility V.I. Fund for which the Sub-Adviser acts as sub-adviser, Adviser shall pay a fee to Sub-Adviser equal to [____] percent ([__]%) of the advisory fee received by the Adviser from the Fund with respect to such portion, net of:
(i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Adviser, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Adviser.

8653665.2

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